EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated September 1, 2015, with respect to the statement of condition including the related portfolio of Select 10 Industrial Portfolio 2015-5 (included in Invesco Unit Trusts, Series 1576) as of September 1, 2015, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-205504) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
September 1, 2015